EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2023 Results

Consolidated system-wide sales growth of +14% year-over-year
Global comparable sales of +10%, led by +12% at TH Canada, +12% at BK International and +8% at BK US
RBI surpasses the 30,000-restaurant mark globally, generating over $40 billion in system-wide sales over the last 12 months
Topline strength helped deliver another quarter of improvement in both franchisee and RBI profitability

Toronto, August 8, 2023 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2023. Josh Kobza, Chief Executive Officer of RBI commented, "I am very proud of the continued performance of our teams and our franchisees who helped drive 14% growth in system-wide sales and another quarter of improved franchisee profitability. We are generating positive momentum and results behind each of our iconic brands by focusing on new menu innovations, supported by exceptional marketing and operations. I know the team is very motivated by the significant growth opportunities ahead of us in our home markets and around the world.”

Second Quarter 2023 Highlights:
•Consolidated comparable sales increased 9.6% and net restaurants grew 4.1% versus the prior year
•System-wide sales increased 14.0% year-over-year
•Net Income of $351 million versus $346 million in prior year
•Adjusted EBITDA of $665 million increased 10.3% organically versus the prior year
•Diluted EPS was $0.77 versus $0.76 in prior year
•Adjusted Diluted EPS of $0.85 increased 6.6% organically versus the prior year

Consolidated Operational Highlights	Three Months Ended June 30,
	2023	2022
	(Unaudited)
System-wide Sales Growth
TH	15.0%	16.3%
BK	13.8%	13.2%
PLK	15.0%	9.9%
FHS	5.1%	N/A
Consolidated (a)	14.0%	13.3%
FHS (a)	N/A	2.2%
System-wide Sales (in US$ millions)
TH	$2,024	$1,838
BK	$6,901	$6,134
PLK	$1,714	$1,503
FHS	$307	$292
Consolidated	$10,946	$9,767
Net Restaurant Growth
TH	5.8%	5.7%
BK	2.4%	2.7%
PLK	10.9%	8.1%
FHS	2.1%	N/A
Consolidated (a)	4.1%	4.0%
FHS (a)	N/A	2.5%
System Restaurant Count at Period End
TH	5,662	5,352
BK	18,935	18,491
PLK	4,269	3,851
FHS	1,259	1,233
Consolidated	30,125	28,927
Comparable Sales
TH	11.4%	12.2%
BK	10.2%	8.7%
PLK	6.3%	1.4%
FHS	2.1%	N/A
Consolidated (a)	9.6%	8.2%
FHS (a)	N/A	(1.4)%

(a) Consolidated system-wide sales growth, consolidated comparable sales and consolidated net restaurant growth do not include the results of Firehouse Subs (FHS) for 2022. FHS 2022 growth figures are shown for informational purposes only.
Notes: (1) In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented. (2) System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2023	2022
	(Unaudited)
Total Revenues	$1,775	$1,639
Net Income	$351	$346
Diluted Earnings per Share	$0.77	$0.76

TH Adjusted EBITDA(1)	$290	$274
BK Adjusted EBITDA(1)	$288	$270
PLK Adjusted EBITDA(1)	$73	$61
FHS Adjusted EBITDA(1)	$14	$13
Adjusted EBITDA(2)	$665	$618

Adjusted Net Income(2)	$387	$373
Adjusted Diluted Earnings per Share(2)	$0.85	$0.82

	Six Months Ended June 30,
	2023	2022
	(Unaudited)
Net cash provided by operating activities	$487	$669
Net cash (used for) provided by investing activities	$(8)	$(46)
Net cash (used for) provided by financing activities	$(448)	$(860)

LTM Free Cash Flow(2)	$1,188	$1,562
Net Debt	$12,133	$12,606
Net Income Net Leverage(3)	8.1x	10.4x
Adjusted EBITDA Net Leverage(2)	4.9x	5.4x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Adjusted EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(3)Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Net Income (compliant with SEC guidance regarding non-GAAP financial measures).

We have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales in all of our segments. On an as reported basis the increase was partially offset by unfavorable FX movements.

The year-over-year increase in Net Income was primarily driven by increases in segment income in all our segments and a decrease in income tax expense. These factors were partially offset by an unfavorable change from other operating expenses (income), net, an increase in interest expense, net, unfavorable FX movements, and an increase in share-based compensation and non-cash incentive compensation expense.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis were largely driven by increases in BK, TH and PLK Adjusted EBITDA. On an as reported basis the increase was partially offset by unfavorable FX movements which primarily impacted TH Adjusted EBITDA.

The year-over-year increase in Adjusted Net Income was primarily driven by increases in Adjusted EBITDA in our TH, BK and PLK brands, partially offset by unfavorable FX movements, an increase in adjusted interest expense and an increase in share-based compensation and non-cash incentive compensation expense.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the quarter ended June 30, 2023, we funded approximately $12 million toward the Fuel the Flame investment, including $10 million toward advertising, and $11 million toward our Royal Reset investment. As of June 30, 2023, we have funded a total of $32 million toward the Fuel the Flame investment and $35 million toward our Royal Reset investment.

Macro Economic Environment
During 2022 and the first half of 2023, there were increases in commodity, labor, and energy costs partially due to the macroeconomic impact of both the war in Ukraine and COVID-19. Further significant increases in inflation could affect the global, Canadian and U.S. economies, resulting in foreign exchange volatility and rising interest rates which could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

In addition, the global crisis resulting from the spread of COVID-19 impacted our restaurant operations during the six months ended June 30, 2022. Certain markets, including China, were significantly impacted as a result of government mandated lockdowns. These lockdowns, which have since been lifted, resulted in restrictions to restaurant operations, such as reduced, if any, dine-in capacity, and/or restrictions on hours of operation in those markets.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	15.0%	16.3%
System-wide Sales	$2,024	$1,838
Comparable Sales	11.4%	12.2%

Net Restaurant Growth	5.8%	5.7%
System Restaurant Count at Period End	5,662	5,352

Sales	$688	$661
Franchise and Property Revenues	$255	$238
Advertising Revenues and Other Services	$73	$69
Total Revenues	$1,016	$968

Cost of Sales	$562	$537
Franchise and Property Expenses	$86	$84
Advertising Expenses and Other Services	$78	$71
Segment G&A	$28	$32
Segment Depreciation and Amortization	$25	$28
Adjusted EBITDA(1)(4)	$290	$274

(4)TH Adjusted EBITDA includes $3 million of cash distributions received from equity method investments for the three months ended June 30, 2023 and 2022.

For the second quarter of 2023, the increase in system-wide sales was primarily driven by comparable sales of 11.4%, including Canada comparable sales of 12.5%, and net restaurant growth of 5.8%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales as well as increases in commodity prices passed on to franchisees. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and by lower Segment G&A, partially offset by an increase in cost of sales including the impact of increases in commodity prices and advertising expenses exceeding advertising revenues in the current year period to a greater extent than in the prior year period. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	13.8%	13.2%
System-wide Sales	$6,901	$6,134
Comparable Sales	10.2%	8.7%

Net Restaurant Growth	2.4%	2.7%
System Restaurant Count at Period End	18,935	18,491

Sales	$24	$17
Franchise and Property Revenues	$373	$335
Advertising Revenues and Other Services	$133	$121
Total Revenues	$529	$473

Cost of Sales	$22	$19
Franchise and Property Expenses	$35	$34
Advertising Expenses and Other Services	$150	$123
Segment G&A	$47	$40
Segment Depreciation and Amortization	$13	$12
Adjusted EBITDA(1)	$288	$270

For the second quarter of 2023, the increase in system-wide sales was driven by comparable sales of 10.2%, including rest of the world comparable sales of 11.6% and US comparable sales of 8.3%, and net restaurant growth of 2.4%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales as well as an increase in sales from Company restaurants. The increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements. Sales and Cost of Sales in the current year quarter were also impacted by the temporary acquisition of 17 Company restaurants during the quarter.

The year-over-year changes in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. This was partially offset by advertising expenses exceeding advertising revenues in the current year due to the Fuel the Flame investment as compared to advertising revenues exceeding advertising expenses in the prior year and higher Segment G&A primarily due to increases in compensation related expenses. The increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth	15.0%	9.9%
System-wide Sales	$1,714	$1,503
Comparable Sales	6.3%	1.4%

Net Restaurant Growth	10.9%	8.1%
System Restaurant Count at Period End	4,269	3,851

Sales	$22	$20
Franchise and Property Revenues	$91	$81
Advertising Revenues and Other Services	$69	$64
Total Revenues	$183	$165

Cost of Sales	$20	$19
Franchise and Property Expenses	$7	$5
Advertising Expenses and Other Services	$70	$64
Segment G&A	$16	$17
Segment Depreciation and Amortization	$2	$1
Adjusted EBITDA(1)	$73	$61

For the second quarter of 2023, the increase in system-wide sales was driven by net restaurant growth of 10.9% and comparable sales of 6.3%, including US comparable sales of 4.2%.

The year-over-year increases in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. The increases in Total Revenues and Adjusted EBITDA on an as reported basis were partially offset by unfavorable FX movements.

FHS Segment Results

	Three Months Ended June 30,
(in US$ millions)	2023	2022
	(Unaudited)
System-wide Sales Growth (a)	5.1%	2.2%
System-wide Sales	$307	$292
Comparable Sales (a)	2.1%	(1.4)%

Net Restaurant Growth (a)	2.1%	2.5%
System Restaurant Count at Period End	1,259	1,233

Sales	$10	$10
Franchise and Property Revenues	$24	$22
Advertising Revenues and Other Services	$14	$1
Total Revenues	$48	$33

Cost of Sales	$9	$9
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$15	$1
Segment G&A	$9	$8
Segment Depreciation and Amortization	$—	$1
Adjusted EBITDA(1)	$14	$13

(a) FHS 2022 growth figures are shown for informational purposes only.

For the second quarter of 2023, the increase in system-wide sales was driven by comparable sales of 2.1%, including US comparable sales of 2.6%, and net restaurant growth of 2.1%.

The year-over-year increases in Total Revenues and Adjusted EBITDA were primarily driven by the increase in system-wide sales. In addition, increases in Advertising Revenues and Other Services and Advertising Expenses and Other Services reflect our modification of the Advertising fund arrangements to be more consistent with those of our other brands.

Cash and Liquidity

As of June 30, 2023, total debt was $13.3 billion, net debt (total debt less cash and cash equivalents of $1.2 billion) was $12.1 billion, net income net leverage was 8.1x and Adjusted EBITDA net leverage was 4.9x.

The RBI Board of Directors has declared a dividend of $0.55 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2023. The dividend will be payable on October 4, 2023 to shareholders and unitholders of record at the close of business on September 20, 2023.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, August 8, 2023, to review financial results for the second quarter ended June 30, 2023. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 951241.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our strategies to capitalize on growth opportunities for each of our brands our home markets and internationally, the effects and continued impact of the macroeconomic environment from the war in Ukraine, the COVID-19 pandemic, and related macro-economic pressures, such as inflation, rising interest rates and currency fluctuations, on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, our digital, marketing, remodel and technology enhancement initiatives and expectations regarding further expenditures relating to these initiatives, including our “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability at Burger King, our expectations regarding future FHS Transaction costs and our suspension of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to our fully franchised business model; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; evolving legislation and regulations in the area of franchise and labor and employment law; risks related to the conflict between Russia and Ukraine, our ability to address environmental and social sustainability issues and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Sales	$744	$708	$1,412	$1,317
Franchise and property revenues	742	676	1,410	1,291
Advertising revenues and other services	289	255	543	482
Total revenues	1,775	1,639	3,365	3,090
Operating costs and expenses:
Cost of sales	612	584	1,162	1,078
Franchise and property expenses	130	125	253	255
Advertising expenses and other services	312	259	583	506
General and administrative expenses	163	146	338	279
(Income) loss from equity method investments	11	9	18	22
Other operating expenses (income), net	(7)	(25)	10	(41)
Total operating costs and expenses	1,221	1,098	2,364	2,099
Income from operations	554	541	1,001	991
Interest expense, net	145	129	287	256
Income before income taxes	409	412	714	735
Income tax expense	58	66	86	119
Net income	351	346	628	616
Net income attributable to noncontrolling interests	110	110	198	197
Net income attributable to common shareholders	$241	$236	$430	$419
Earnings per common share
Basic	$0.77	$0.77	$1.39	$1.36
Diluted	$0.77	$0.76	$1.37	$1.35
Weighted average shares outstanding (in millions):
Basic	312	308	310	308
Diluted	458	455	457	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,213	$1,178
Accounts and notes receivable, net of allowance of $37 and $36, respectively	639	614
Inventories, net	171	133
Prepaids and other current assets	167	123
Total current assets	2,190	2,048
Property and equipment, net of accumulated depreciation and amortization of $1,132 and $1,061, respectively	1,957	1,950
Operating lease assets, net	1,094	1,082
Intangible assets, net	11,120	10,991
Goodwill	5,772	5,688
Other assets, net	1,000	987
Total assets	$23,133	$22,746
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$735	$758
Other accrued liabilities	975	1,001
Gift card liability	174	230
Current portion of long-term debt and finance leases	132	127
Total current liabilities	2,016	2,116
Long-term debt, net of current portion	12,801	12,839
Finance leases, net of current portion	315	311
Operating lease liabilities, net of current portion	1,036	1,027
Other liabilities, net	960	872
Deferred income taxes, net	1,327	1,313
Total liabilities	18,455	18,478
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2023 and December 31, 2022; 312,203,465 shares issued and outstanding at June 30, 2023; 307,142,436 shares issued and outstanding at December 31, 2022	2,247	2,057
Retained earnings	1,198	1,121
Accumulated other comprehensive income (loss)	(591)	(679)
Total Restaurant Brands International Inc. shareholders’ equity	2,854	2,499
Noncontrolling interests	1,824	1,769
Total shareholders’ equity	4,678	4,268
Total liabilities and shareholders’ equity	$23,133	$22,746

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$628	$616
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95	97
Amortization of deferred financing costs and debt issuance discount	14	14
(Income) loss from equity method investments	18	22
(Gain) loss on remeasurement of foreign denominated transactions	7	(52)
Net (gains) losses on derivatives	(72)	27
Share-based compensation and non-cash incentive compensation expense	92	59
Deferred income taxes	(40)	—
Other	(6)	2
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(29)	4
Inventories and prepaids and other current assets	(45)	(27)
Accounts and drafts payable	(31)	99
Other accrued liabilities and gift card liability	(135)	(199)
Tenant inducements paid to franchisees	(9)	(6)
Other long-term assets and liabilities	—	13
Net cash provided by operating activities	487	669
Cash flows from investing activities:
Payments for property and equipment	(48)	(28)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	13	10
Net payments in connection with purchase of Firehouse Subs	—	(12)
Settlement/sale of derivatives, net	28	9
Other investing activities, net	(1)	(25)
Net cash (used for) provided by investing activities	(8)	(46)
Cash flows from financing activities:
Proceeds from long-term debt	2	2
Repayments of long-term debt and finance leases	(68)	(47)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(492)	(485)
Repurchase of common shares	—	(326)
Proceeds from stock option exercises	49	4
(Payments) proceeds from derivatives	63	(6)
Other financing activities, net	(2)	(2)
Net cash (used for) provided by financing activities	(448)	(860)
Effect of exchange rates on cash and cash equivalents	4	(12)
Increase (decrease) in cash and cash equivalents	35	(249)
Cash and cash equivalents at beginning of period	1,178	1,087
Cash and cash equivalents at end of period	$1,213	$838
Supplemental cash flow disclosures:
Interest paid	$380	$209
Net interest paid (a)	$278	$206
Income taxes paid	$146	$120

(a) Refer to reconciliation in Non-GAAP Financial Measures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

In our 2022 financial reports, our key business metrics included results from our franchised Burger King restaurants in Russia, with supplemental disclosure provided excluding these restaurants. We did not generate any new profits from restaurants in Russia in 2022 and do not expect to generate any new profits in 2023. Consequently, beginning in the first quarter of 2023, our reported key business metrics exclude the results from Russia for all periods presented.

	Three Months Ended June 30,
KPIs by Market	2023	2022
	(Unaudited)
System-wide Sales Growth
TH - Canada	12.8%	16.7%
TH - Rest of World	26.9%	14.2%
TH - Global	15.0%	16.3%

BK - US	7.9%	(0.3)%
BK - Rest of World	18.4%	25.9%
BK - Global	13.8%	13.2%

PLK - US	9.4%	6.0%
PLK - Rest of World	47.9%	38.8%
PLK - Global	15.0%	9.9%

FHS - US	4.8%	1.6%
FHS - Rest of World	9.8%	14.9%
FHS - Global	5.1%	2.2%

System-wide Sales (in US$ millions)
TH - Canada	$1,683	$1,568
TH - Rest of World	$341	$270
TH - Global	$2,024	$1,838

BK - US	$2,816	$2,611
BK - Rest of World	$4,085	$3,523
BK - Global	$6,901	$6,134

PLK - US	$1,395	$1,275
PLK - Rest of World	$319	$228
PLK - Global	$1,714	$1,503

FHS - US	$289	$278
FHS - Rest of World	$18	$14
FHS - Global	$307	$292

Comparable Sales
TH - Canada	12.5%	14.2%
TH - Rest of World	5.0%	0.4%
TH - Global	11.4%	12.2%

BK - US	8.3%	0.4%
BK - Rest of World	11.6%	16.6%
BK - Global	10.2%	8.7%

PLK - US	4.2%	(0.1)%
PLK - Rest of World	19.8%	12.4%
PLK - Global	6.3%	1.4%

FHS - US	2.6%	(1.2)%
FHS - Rest of World	(5.6)%	(7.4)%
FHS - Global	2.1%	(1.4)%

	As of
KPIs by Market	June 30, 2023	June 30, 2022
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.0)%	(0.5)%
TH - Rest of World	24.3%	27.3%
TH - Global	5.8%	5.7%

BK - US	(2.2)%	(0.5)%
BK - Rest of World	5.3%	4.9%
BK - Global	2.4%	2.7%

PLK - US	5.1%	6.0%
PLK - Rest of World	26.7%	14.4%
PLK - Global	10.9%	8.1%

FHS - US	0.1%	1.9%
FHS - Rest of World	48.1%	18.2%
FHS - Global	2.1%	2.5%

Restaurant Count
TH - Canada	3,878	3,917
TH - Rest of World	1,784	1,435
TH - Global	5,662	5,352

BK - US	6,900	7,058
BK - Rest of World	12,035	11,433
BK - Global	18,935	18,491

PLK - US	2,972	2,827
PLK - Rest of World	1,297	1,024
PLK - Global	4,269	3,851

FHS - US	1,182	1,181
FHS - Rest of World	77	52
FHS - Global	1,259	1,233

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2023	2022	2023	2022
Segment G&A TH(1)	$28	$32	$57	$61
Segment G&A BK(1)	47	40	95	85
Segment G&A PLK(1)	16	17	31	32
Segment G&A FHS(1)	9	8	17	16
Share-based compensation and non-cash incentive compensation expense	47	32	92	59
Depreciation and amortization(2)	9	7	15	12
FHS Transaction costs	—	4	19	5
Corporate restructuring and advisory fees	7	6	12	9
General and administrative expenses	$163	$146	$338	$279

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and Corporate restructuring and advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2023	2022	2023	2022
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$(9)	$(1)	$(11)	$1
Litigation settlement (gains) and reserves, net	(3)	2	(2)	3
Net losses (gains) on foreign exchange(4)	(1)	(31)	7	(52)
Other, net(5)	6	5	16	7
Other operating expenses (income), net	$(7)	$(25)	$10	$(41)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(4)Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities, primarily those denominated in Euros and Canadian dollars.
(5)Other, net for 2023 is primarily related to payments in connection with FHS area representative buyouts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. See reconciliation of these Non-GAAP financial measures in the following pages.

Non-GAAP Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Organic Adjusted Net Income growth, Organic Adjusted Diluted EPS growth, Free Cash Flow, LTM Free Cash Flow, Net Interest Paid, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition and integration consisting of professional fees, compensation-related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation and regulations. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Adjusted EBITDA Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Adjusted EBITDA Net Leverage is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Dliuted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve-month period to the date reported.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended June 30,		Variance		Impact of FX Movements	Organic Growth
(in US$ millions, except per share amounts)	2023	2022	$	%	$	$	%
Revenue
TH	$1,016	$968	$48	4.9%	$(42)	$90	9.7%
BK	$529	$473	$56	11.7%	$(2)	$58	12.1%
PLK	$182	$165	$17	11.0%	$(1)	$18	11.3%
FHS	$48	$33	$15	50.7%	$—	$15	50.7%
Total Revenues	$1,775	$1,639	$136	8.4%	$(44)	$180	11.4%
Adjusted EBITDA
TH	$290	$274	$16	6.1%	$(12)	$28	11.0%
BK	$288	$270	$18	6.6%	$(2)	$20	7.5%
PLK	$73	$61	$12	19.1%	$(1)	$13	20.0%
FHS	$14	$13	$1	8.4%	$—	$1	8.4%
Adjusted EBITDA	$665	$618	$47	7.7%	$(15)	$62	10.3%

Adjusted Net Income	$387	$373	$14	4.2%	$(11)	$25	7.4%
Adjusted Diluted Earnings per Share	$0.85	$0.82	$0.03	3.4%	$(0.03)	$0.06	6.6%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2023	2022	2023	2022
Net Income	$351	$346	$628	$616
Income tax expense	58	66	86	119
Interest expense, net	145	129	287	256
Income from operations	554	541	1,001	991
Depreciation and amortization	49	48	95	97
EBITDA	603	589	1,096	1,088
Share-based compensation and non-cash incentive compensation expense(1)	47	32	92	59
FHS Transaction costs(2)	—	4	19	5
Corporate restructuring and advisory fees(3)	7	6	12	9
Impact of equity method investments(4)	15	12	24	28
Other operating expenses (income), net	(7)	(25)	10	(41)
Adjusted EBITDA	$665	$618	$1,253	$1,148

Segment income:
TH	$290	$274	$541	$505
BK	288	270	544	499
PLK	73	61	139	117
FHS	14	13	29	27
Adjusted EBITDA	$665	$618	$1,253	$1,148

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2023	2022	2023	2022
Net income	$351	$346	$628	$616
Income tax expense	58	66	86	119
Income before income taxes	409	412	714	735
Adjustments:
Franchise agreement amortization	8	8	16	16
Amortization of deferred financing costs and debt issuance discount	7	7	14	14
Interest expense and loss on extinguished debt(5)	13	16	25	32
FHS Transaction costs(2)	—	4	19	5
Corporate restructuring and advisory fees(3)	7	6	12	9
Impact of equity method investments(4)	15	12	24	28
Other operating expenses (income), net	(7)	(25)	10	(41)
Total adjustments	43	28	120	63
Adjusted income before income taxes	452	440	834	798
Adjusted income tax expense(6)	65	67	107	130
Adjusted net income	$387	$373	$727	$668
Adjusted diluted earnings per share	$0.85	$0.82	$1.59	$1.46
Weighted average diluted shares outstanding	458	455	457	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2023	June 30, 2022
Long-term debt, net of current portion	$12,801	$12,881
Finance leases, net of current portion	315	326
Current portion of long-term debt and finance leases	132	112
Unamortized deferred financing costs and deferred issue discount	98	125
Total debt	13,346	13,444

Cash and cash equivalents	1,213	838
Net debt	12,133	12,606

LTM Net Income	1,494	1,207
Net Income Net leverage	8.1x	10.4x

LTM adjusted EBITDA	2,483	2,339
Adjusted EBITDA Net leverage	4.9x	5.4x

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$487	$669	$745	$1,490	$1,726	$1,308	$1,650
Payments for property and equipment	(48)	(28)	(46)	(100)	(106)	(120)	(88)
Free Cash flow	$439	$641	$699	$1,390	$1,620	$1,188	$1,562

(in US$ millions)	Six Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023
Calculation:	A	B	A - B
Net cash provided by operating activities	$487	$95	$392
Payments for property and equipment	(48)	(18)	(30)
Free Cash Flow	$439	$77	$362

	Six Months Ended June 30, 2023
(in US$ millions)	2023	2022
Interest Paid	$380	$209

Proceeds (payments) from derivatives, net within investing activities (a)	23	8
Proceeds (payments) from derivatives, net within financing activities	63	(6)
Interest income	16	1
Net Interest Paid	$278	$206

(a) Six months ended June 30, 2023 and 2022 excludes $5 million and $1 million, respectively, of forward currency contracts included within cost of sales in earnings.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2023	2022	2021	2022	2021	2023	2022
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$628	$616	$662	$1,482	$1,253	$1,494	$1,207
Income tax expense (benefit)	86	119	18	(117)	110	(150)	211
Loss on early extinguishment of debt	—	—	—	—	11	—	11
Interest expense, net	287	256	250	533	505	564	511
Income from operations	1,001	991	930	1,898	1,879	1,908	1,940
Depreciation and amortization	95	97	100	190	201	188	198
EBITDA	1,096	1,088	1,030	2,088	2,080	2,096	2,138
Share-based compensation and non-cash incentive compensation expense(1)	92	59	46	136	102	169	115
FHS Transaction costs(2)	19	5	—	24	18	38	23
Corporate restructuring and advisory fees(3)	12	9	4	46	16	49	21
Impact of equity method investments(4)	24	28	11	59	25	55	42
Other operating expenses (income), net	10	(41)	(34)	25	7	76	—
Adjusted EBITDA	$1,253	$1,148	$1,057	$2,378	$2,248	$2,483	$2,339

Segment income:
TH	$541	$505	$460	$1,073	$997	$1,109	$1,042
BK	544	499	483	1,007	1,021	1,052	1,037
PLK	139	117	114	242	228	264	231
FHS	29	27	—	56	2	58	29
Adjusted EBITDA	$1,253	$1,148	$1,057	$2,378	$2,248	$2,483	$2,339

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2022 and 2023 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023 and three and six months ended June 30, 2022, primarily consisting of professional fees, compensation related expenses and integration costs. We do not expect to incur additional FHS Transaction costs during the remainder of 2023.

(3)Non-operating costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation and regulations.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(6)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.